Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of Parametric Sound Corporation and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other person making the filing unless such person knows or has reason to believe such information is inaccurate.

This Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 16th day of August, 2013.

August 16, 2013	/s/ JAMES A. BARNES
James A. Barnes

/s/ TAKAKO BARNES
Takako Barnes

PALERMO TRUST

/s/ JAMES A. BARNES
James A. Barnes, Trustee

SUNRISE CAPITAL, INC.

/s/ JAMES A. BARNES
James A. Barnes, President

SUNRISE MANAGEMENT, INC. PROFIT SHARING PLAN

/s/ JAMES A. BARNES
James A. Barnes, Trustee

SYZYGY LICENSING LLC

/s/ JAMES A. BARNES
James A. Barnes, Managing Member

1